Exhibit 10.33

Final 9/12/07

FOURTH ADDENDUM TO SERVICING AGREEMENT

This Fourth Addendum dated and effective as of September 1, 2007 (the “Addendum”) is made to the Servicing Agreement dated as August 21, 2001 and amended as of July 1, 2004 and April 1, 2005 (the “Agreement”) by and between GMAC Mortgage, LLC (the “Affiliate”), a Delaware limited liability company [formerly known as GMAC Mortgage Corporation,] and GMAC Bank (the “Bank” or “GMACB”), a Utah industrial bank.

Explanatory Statement

1. The Agreement was assumed by the Bank pursuant to the terms and conditions of the Purchase and Assumption Agreement dated as of November 20, 2006.

2. The Affiliate and the Bank wish to amend the Agreement to provide additional terms and conditions governing the Affiliate’s performance of Servicing on behalf of the Bank.

3. It is the intent of the Bank and the Affiliate that this Addendum comply with the requirements of Sections 23A and 23B of the Federal Reserve Act and the Federal Reserve Board’s Regulation W.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Exhibit A-1 is added to the Agreement.

2. Any conflict between the provisions of this Addendum and those of the Agreement shall be resolved in favor of the provisions of this Addendum. Except as expressly set forth in this Addendum, no modification of the Agreement is made or intended to be made by this Addendum, and the Agreement, as amended by this Addendum, is confirmed and reaffirmed by the Affiliate and the Bank and shall be and remain in full force and effect.

IN WITNESS WHEREOF, each of the undersigned parties to this Addendum has caused this Addendum to be duly executed in its name by one of its duly authorized officers or members, all as of the date first above written.

ATTEST:	GMAC Mortgage, LLC

	By:	/s/ James Young
James Young
	Its:	Chief Financial Officer

ATTEST:	GMAC BANK

	By:	/s/ Robert Groody
Robert Groody
	Its:	Chief Mortgage Accountant

Exhibit A-1

Servicing Fee Schedule – Mortgage Servicing Rights

Pricing

The following pricing will apply to servicing of loans for which GMAC Bank (“Bank”) owns the related mortgage servicing rights (“MSRs”)

Service fee per loan	$46 per annum payable monthly per loan serviced (1)

MSR program set up charge	No charge

Set up fee per loan	No charge

Ancillary income

Late charge income	For account of Bank
Float income (P&I, T&I)	For account of Bank
Optional products	For account of Bank
Servicing activity fees	For account of Bank
Customer prepayment fees	For account of Bank

(1)	$46 per annum will adjust quarterly based on GMACM actual cost to service